EX-99.B10(ii)

                               CONSENT OF COUNSEL

I consent to the reference to me under the caption "Legal Matters" in the Statement of Additional Information included in Post-Effective Amendment No. 28 to the Registration Statement on Form N-4 for MetLife Investors Variable Annuity Account One, issued through MetLife Investors Insurance Company (File No. 033-39100).

/s/ Richard C. Pearson

Richard C. Pearson, General Counsel
MetLife Investors USA Insurance Company
Newport Beach, California
April 25, 2005